Exhibit 10.1

CONSULTING AGREEMENT

with

Randal Hardy

THIS AGREEMENT is made and entered into effective as of the _21st__ day of January 2016 (“Effective Date”), by and between TIMBERLINE RESOURCES CORPORATION, a Delaware corporation (hereinafter "TIMBERLINE"), and Randal Hardy, 9915 N. Strahorn Road, Hayden Lake, ID  83835 (hereinafter "CONSULTANT").

In consideration of the mutual promises and conditions contained in this AGREEMENT, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. TERM

This AGREEMENT shall be effective from the Effective Date for a period of one year from the Effective Date (the "Term"), subject to termination per Section VIII, but may be extended by mutual written consent.  If this AGREEMENT is extended, the Term will end at the end of any such extension or when terminated.

II. STATEMENT OF SERVICES

A.

During the Term of this AGREEMENT, CONSULTANT shall devote such time and consulting work on such projects as may be mutually arranged between CONSULTANT and TIMBERLINE (the "Services"). The Services shall principally relate to accounting, financial reporting and regulatory compliance issues.

B.

In performance of the Services, CONSULTANT shall exercise that degree of care, skill, and judgment that is normally exercised by professional consultants in the performance of services of a similar nature. CONSULTANT shall comply with all applicable federal, state and local laws, rules and regulations, including without limitation the Fair Labor Standards Act of 1938, in its performance of the Services hereunder.  CONSULTANT shall indemnify and hold TIMBERLINE harmless from any claims arising as result of its failure to comply with requirements of this Paragraph II.B, and indemnity shall survive the expiration termination of this AGREEMENT.

C.

This AGREEMENT does not preclude CONSULTANT from undertaking work for others.

III. COMPENSATION FOR SERVICES

A.

As compensation for the performance of Services hereunder, CONSULTANT shall be compensated at the rate of US$85.00 per hour worked, or other rate as mutually agreed between CONSULTANT and TIMBERLINE.

B.

During the Term of this AGREEMENT, TIMBERLINE shall reimburse CONSULTANT for actual and necessary expenses incurred at the request of TIMBERLINE in the performance of the Services. CONSULTANT shall submit an invoice of expenses for payment on a bi-weekly basis. Such invoice shall contain a reasonable itemization of Services rendered and expenses incurred related to those Services. Copies of receipts, statements and any other documents that verify the accuracy of such invoice shall be included.  Invoices shall be due and payable on the following schedule:  (a) at least 50% paid within one week of the invoice date; and (b) balance of each invoice upon closure of any financing transaction of at least $100,000.

IV. OWNERSHIP AND SUBMISSION OF INFORMATION AND RECORDS

A.

All records, reports, data or other information generated, compiled or obtained from any source whatsoever by or through CONSULTANT in connection with the Services rendered under this AGREEMENT, whether the same be used or deemed valuable by TIMBERLINE, shall be promptly disclosed to TIMBERLINE and without further consideration, shall to the extent legally possible become the property of TIMBERLINE; provided however, that CONSULTANT shall have the right to use said records, reports, data and information for any purpose required by CONSULTANT insofar as said information may have been published by TIMBERLINE, is otherwise available to professional consultants generally through nonproprietary sources, was in CONSULTANT'S possession on the effective date of this AGREEMENT, or on express written approval of TIMBERLINE.

B.

CONSULTANT shall submit to TIMBERLINE all records, reports, data or other information without retaining any copies of such information unless approval to retain such copies has been given by TIMBERLINE.

V. NON-DISCLOSURE

CONSULTANT shall not divulge to third parties, without the written consent of TIMBERLINE, any material non-public information which relates to the technical, legal or business affairs or activities of TIMBERLINE or TIMBERLINE'S affiliates obtained by CONSULTANT in connection with the performance of this AGREEMENT, unless: (i) the information was known to CONSULTANT prior to obtaining the same from TIMBERLINE; (ii) the information is, at the time of disclosure by CONSULTANT, then in the public domain; or (iii) the information is obtained by CONSULTANT from a third party who did not receive same, directly or indirectly, from TIMBERLINE and who has no obligation of secrecy with respect thereto. CONSULTANT shall not, without the prior written consent of TIMBERLINE, disclose to any third party any information prepared, generated, researched, developed or obtained by CONSULTANT in the performance of the Services under this AGREEMENT, except to the extent that such information falls within one of the categories described in (i), (ii), or (iii) above.

CONSULTANT will not be considered an insider or an affiliate due to his services under this contract, but acknowledges that he may become aware of material non-public information during the provision of the Services.  CONSULTANT agrees not to buy or sell the common stock or other securities of TIMBERLINE in the market when he is aware of material non-public information.

This Paragraph V. shall survive the expiration or termination of this AGREEMENT.

VI. TIME OF PERFORMANCE

CONSULTANT agrees to use its best efforts to complete the Services in accordance with the schedules mutually arranged between CONSULTANT and TIMBERLINE.

VII. STATUS OF CONSULTANT

CONSULTANT shall perform the Services as an independent contractor in accordance with its own methods, the terms of this AGREEMENT, and applicable laws and regulation. CONSULTANT shall have complete charge of its personnel engaged in the performance of the Services. No one employed or subcontracted by CONSULTANT shall be deemed for any purpose to be the employee, agent, servant, or representative of TIMBERLINE. CONSULTANT IS NOT ENTITLED TO WORKERS' COMPENSATION BENEFITS AND IS OBLIGATED TO PAY FEDERAL AND STATE INCOME

TAX ON MONIES EARNED PURSUANT TO THIS AGREEMENT. It is not the intent of the parties to create, nor shall this AGREEMENT be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-ventures, or principals.

VIII. TERMINATION

TIMBERLINE or CONSULTANT may terminate the Services being performed under this AGREEMENT at any time by giving written notice to the other party. Upon receipt or upon giving of such notice, CONSULTANT shall stop all work on the date specified in the notice. TIMBERLINE shall pay CONSULTANT for (a) all Services performed to date of termination, and (b) all actual and reasonable expenses incurred by CONSULTANT up to the date of termination.

IX.  NOTICE

Any notice required or permitted to be given hereunder by any party shall be deemed to have been given on the day such notice is delivered in writing to the addresses as set out in the front page of this Agreement or, if verbal, when communicated personally or, if by electronic transmission to the party to whom it is directed, on the day after it is sent.

X.  APPLICABLE LAW

This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the State of Idaho.

XI.  NO ASSIGNMENT

This AGREEMENT is a contract for CONSULTANT's unique personal services and, therefore, CONSULTANT may not assign or subcontract this AGREEMENT to a third party or parties without the prior written consent of TIMBERLINE.

XII.  ENTIRE AGREEMENT

This writing constitutes the entire agreement and understanding between the parties. Any covenants or representations not contained herein shall not be binding upon the parties. This AGREEMENT may be amended or modified only by a writing executed by both parties.

IN WITNESS WHEREOF the parties hereunto have executed this Agreement as of the day and year first above written.

TIMBERLINE RESOURCES CORPORATION

/s/ Steven A. Osterberg

Name: Steven A. Osterberg

Title: President & CEO

/s/Randal_Hardy

Randal Hardy

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